For The Nine Months Ended
                                                            April 30
                                                       2002          2001
                                                    -----------    -----------


Shares outstanding                                    7,939,899      6,630,091
                                                     ----------     ----------
Weighted average shares outstanding                   7,452,337      6,298,590
Stock Options                                         2,779,766      1,412,675
Warrants                                                     --      1,797,500
                                                     ----------     ----------
       Total weighted average shares outstanding     10,232,103      9,508,765
                                                     ==========     ==========

Net income (loss)                                  $ (1,393,866)   $(1,484,416)
                                                     ==========     ==========
Basic Net Earnings (Loss) per share                $      (0.19)   $     (0.24)
                                                     ==========     ==========
Diluted Net Earnings (Loss) per share              $      (0.19)   $     (0.24)
                                                     ==========     ==========